UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2007

Network Appliance Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

495 East Java Drive, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 822-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Share Repurchase

As previously announced, on August 14, 2007 the Board of Directors of Network Appliance, Inc. (the "Registrant") approved a new stock repurchase program in which up to $1 billion worth of its outstanding common stock may be purchased. Under the program, the Registrant may purchase shares of its common stock through open market or privately negotiated transactions at prices deemed appropriate by management. The timing and amount of repurchases under this program will depend on market conditions, corporate considerations and regulatory requirements.

Pursuant to that authorization, on October 10, 2007, the Registrant entered into a Master Confirmation and a Pricing Supplement (together the "Agreement") with Bank of America, N.A. ("BofA") relating to a Capped Accelerated Share Repurchase Program. The Registrant will purchase a variable number of shares of its common stock from BofA for an aggregate purchase price of $200 million pursuant to a private capped accelerated share repurchase program. The final per share purchase price and the number of shares to be repurchased will be based on a discount to the volume weighted average price ("VWAP") of Registrant’s common stock over a specified period of time, with a cap based on BofA's initial hedge price. In addition, the Registrant will have no obligation to pay any further market purchase price adjustment under the program. The initial shares are expected to be delivered to the Registrant on or around October 12, 2007. At the end of the specified period, the Registrant may receive additional shares should the VWAP for the period be below the cap price.

The repurchased shares will be held as treasury stock and recorded as a reduction in stockholders' equity on the Registrant's Consolidated Balance Sheet, and the Registrant’s outstanding shares used to calculate earnings per share will be immediately reduced by the number of repurchased shares when delivered.

The Agreement contains other terms governing the program, including, but not limited to, the mechanism used to determine the final settlement of the transaction, the settlement method, the circumstances under which BofA is permitted to make adjustments to valuation periods, circumstances under which the program may be terminated early, and various acknowledgements, representations and warranties made by the Registrant and BofA to one another, including representations related to Rule 10b5-1 and compliance with the Rule 10b-18 volume and timing guidelines.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 "Entry into a Material Definitive Agreement" is incorporated by reference into this Item 2.03 as if fully set forth herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Network Appliance Inc.

October 12, 2007	By:	/s/ Steven J. Gomo

Name: Steven J. Gomo
Title: Executive Vice President of Finance and Chief Financial Officer